UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 5, 2008

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a material definitive agreement.

On December 5, 2008, as part of the United States Department of the Treasury’s (the “UST”) Capital Purchase Program (the “CPP”), United Community Banks, Inc. (the “Registrant”) entered into an Agreement (the “Purchase Agreement”) with the UST, pursuant to which the Registrant agreed to issue and sell (i) 180,000 shares of the Registrant’s Fixed Rate Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 2,132,701 shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $180,000,000 in cash.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference and a form of the certificate for the Series B Preferred Stock is attached as Exhibit 4.1.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Series B Preferred Stock may be redeemed by the Registrant after three years for the per share liquidation amount of $1,000 plus any accrued and unpaid dividends.  Prior to the end of three years, the Series B Preferred Stock may be redeemed by the Registrant only with proceeds from the sale of qualifying equity securities of the Registrant (a “Qualified Equity Offering”).  The restrictions on redemption are set forth in the Amendment to the Registrant’s Restated Articles of Incorporation, as amended (the “Amendment”) described in Item 5.03 below.  The Series B Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Series B Preferred Stock.

As part of its purchase of the Series B Preferred Stock, the UST received the Warrant.  The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $12.66 per share of the Common Stock.  If the Registrant receives aggregate gross cash proceeds of not less than $180,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the UST’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, the UST has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Upon the request of the UST at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued.  The Registrant has agreed to register the Series B Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and the Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant.  Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the UST may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series B Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Registrant agreed that, until such time as the UST ceases to own any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement, the Registrant will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series B Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.  Each of the Registrant’s senior executive officers executed a waiver voluntarily waiving any claim against the UST or the Registrant for any changes to such senior executive officer’s compensation or benefits that are required to comply with the limitations contained in the EESA or any regulation thereunder.

Item 3.02.	Unregistered sales of equity securities.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material modification to rights of securityholders.

Upon issuance of the Series B Preferred Stock on December 5, 2008, the ability of the Registrant to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock and Series A Non-Cumulative Preferred Stock (the “Series A Preferred Stock”) will be subject to restrictions, including the Registrant’s restriction against increasing dividends from the last quarterly cash dividend per share, as adjusted for the Registrant’s subsequent stock dividends and other similar actions, ($0.089) declared on the Common Stock prior to December 5, 2008.  The redemption, purchase or other acquisition of the Registrant’s Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement, also will be restricted.  These restrictions will terminate on the earlier of (i) the third anniversary of the date of issuance of the Series B Preferred Stock and (ii) the date on which the Series B Preferred Stock has been redeemed in whole or the UST has transferred all of the Series B Preferred Stock to third parties.  The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Amendment, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock and Series A Preferred Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series B Preferred Stock.  These restrictions are set forth in the Amendment described in Item 5.03.

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

The information concerning executive compensation set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03	Amendment to articles of incorporation or bylaws; change in fiscal year.

On December 4, 2008, the Registrant filed the Amendment with the Georgia Secretary of State for the purposes of amending its Restated Articles of Incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock.  The Series B Preferred Stock has a liquidation preference of $1,000 per share.  The Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01	Other events.

On December 5, 2008 the Registrant issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry Into a Material Definitive Agreement.”  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial statements and exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Articles of Incorporation

4.1	Form of Certificate for the Series B Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated December 5, 2008, between the Registrant and the UST, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

99.1	Press Release dated December 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

December 5, 2008